EXHIBIT 5.1


Brian Dvorak, Esq.
Attorneys and Counselors at Law
136 Arbor Way
Henderson, Nevada 89014



Brian Dvorak, Esq.                         Telephone  (702) 794-4992
Admitted to practice in                    Facsimile  (702) 263-6212
Nevada


April 10, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Bucktv.com, Inc.
     Registration Statement on Form S-8

Gentlemen:

        We have acted as special counsel to Bucktv.com, Inc., a Nevada corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") under the Securities
Act of 1933, as amended. The Registration Statement relates to the registration of 22,625,000 shares ("Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which may be issued to Rodney R. Schoemann, Sr.; Paul Green; and R.L. Simpson pursuant to their respective Consulting Services Contracts (the "Written Compensation Agreements") dated March 2, 2001 and April 10, 2001.

        We have examined the Written Compensation Agreements and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

      This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/
-----------------------------------
Brian Dvorak, Esq.

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